UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2012

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2012, the Company and Union Bank, N.A. (“Union Bank”) entered into a First Amendment (the “Amendment”) to the Business Loan Agreement dated February 4, 2011 (the “Business Loan Agreement”).

The Amendment provides for the following:

•

Amends Section 1.2(k) of the Business Loan Agreement to modify the concentration limits of the Company’s accounts receivable that would be allowed for such receivables to be considered Eligible Accounts as defined in the Business Loan Agreement;

•

Adds Section 4.1 to the Business Loan Agreement which requires the Company to maintain cash and equivalent balances of not less than $2 million to be measured at the end of each of the Company’s fiscal quarters; and

•

Amends Section 4.3(d) of the Business Loan Agreement to change the timing of the Company’s compliance reporting requirements at the end of (a) each of the Company’s fiscal quarters other than the final quarter of the Company’s fiscal year, and (b) the final quarter of the Company’s fiscal year.

Except as specifically amended by the Amendment, the Business Loan Agreement remains in full force and effect.

A copy of the Amendment is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	First Amendment to the Business Loan Agreement dated February 4, 2011, dated May 31, 2012, by and between Pro-Dex, Inc. and Union Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012	PRO-DEX, INC (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	First Amendment to the Business Loan Agreement dated February 4, 2011, dated May 31, 2012, by and between Pro-Dex, Inc. and Union Bank, N.A.

4